Exhibit 10.4
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
RESTRICTED STOCK AWARD (#)
THOR INDUSTRIES, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD CERTIFICATE
     THIS IS TO CERTIFY that Thor Industries, Inc., a Delaware corporation (the “Company”), has offered you (“Grantee”) the right to receive Common Stock (the “Stock” or “Shares”) of the Company under its 2006 Equity Incentive Plan (the “Plan”), as follows:

Name of Grantee:

Address of Grantee:

Number of Shares:

Grant Date:

Vesting Schedule1:

Percentage of the
Date	Award Vested

     By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Award Agreement, which is attached hereto as Annex I (the “Award Agreement”) and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Award rights granted pursuant to this Certificate and the related Award Agreement and to receive the shares of Restricted Stock of Thor Industries, Inc. designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

GRANTEE:	THOR INDUSTRIES, INC.

By:

Dated:	Name:

Title:

Dated:

[1]	As determined by the Administrator under the Plan.

ANNEX I
THOR INDUSTRIES, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     This Restricted Stock Award Agreement (this “Agreement”), is made and entered into on the Grant Date of the Restricted Stock Award Certificate to which it is attached (the “Certificate”), by and between Thor Industries, Inc., a Delaware corporation (the “Company”), and the Director (“Grantee”) named in the Certificate.
     Pursuant to the Thor Industries, Inc. 2006 Equity Incentive Plan (the “Plan”), the Administrator of the Plan has authorized the grant to Grantee of the right to receive shares of the Company’s Common Stock (the “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.
     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Basis for Award. This Award is made pursuant to the Plan for valid consideration provided to the Company by Grantee. By your execution of the Certificate, you agree to accept the Restricted Stock Award rights granted pursuant to the Certificate and this Agreement and to receive the shares of Restricted Stock of the Company designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.
     2. Restricted Stock Award. The Company hereby awards and grants to Grantee, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to Grantee, the number of shares of Common Stock of the Company set forth in the Certificate, which shall be subject to the restrictions and conditions set forth in the Plan, the Certificate and this Agreement (the “Restricted Stock”). One or more stock certificates representing the number of Shares specified in the Certificate shall hereby be registered in Grantee’s name (the “Stock Certificate”), but shall be deposited and held in the custody of the Company for Grantee’s account as provided in Section 8 hereof until such Restricted Stock becomes vested.
     3. Vesting and Termination of Continuous Service. The Restricted Stock shall vest and restrictions on transfer shall lapse subject to the Vesting Schedule set forth in the Certificate. Upon the occurrence of a Change in Control, the Restricted Stock shall become 100% vested on such event and the restrictions on transfer shall lapse. The shares of Restricted Stock which have not vested in accordance with the Certificate (the “Unvested Shares”) shall become vested and the restrictions on transfer shall lapse upon the earlier to occur of Grantee’s death or Disability. If Grantee ceases Continuous Service for any other reason (including termination by the Company or its Affiliates for Cause), the Unvested Shares shall be forfeited immediately and cancelled as outstanding shares of Common Stock. Prior to vesting, all Unvested Shares shall be subject to the restrictions set forth in this Agreement.
     4. Compliance with Laws and Regulations. The issuance, transfer, vesting, and ownership of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Grantee agrees to cooperate with the Company to ensure compliance with such laws and requirements. Prior to issuance or transfer of Common Stock, the Company may require Grantee to execute and deliver a letter of investment intent in such form and containing such provisions as requested by the Administrator.
     5. Section 83(b) Election. Grantee may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock less the amount, if any, paid by Grantee (other than by prior services) for the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.
     6. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate Grantee’s service as a director at any time and for any reason.
     7. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:
          (a) Agrees to Terms of the Plan and the Agreement. Grantee has received a copy of the Plan, the Certificate, and this Agreement and has read and understands the terms thereof. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Common Stock once vested, and that Grantee should consult a tax advisor prior to such time.
          (b) Stock Ownership. Grantee is the record and beneficial owner of the shares of Restricted Stock with full right and power to vote and receive dividends on such shares; provided, that, Grantee understands that the stock certificates evidencing the Restricted Stock will bear a legend referencing this Agreement. Any dividends which are paid in cash shall be distributed to Grantee as soon as practicable. If any dividends are paid in Common Stock during an applicable period of restriction, Grantee shall receive such shares subject to the same restrictions as the Restricted Stock with respect to which they were issued.
     8. Restrictions on Unvested Shares.
          (a) Deposit of the Unvested Shares. Grantee shall deposit all of the Unvested Shares with the Company to hold until the Unvested Shares become vested, at which time such vested shares shall no longer constitute Unvested Shares. Grantee shall execute and deliver to the Company, concurrently with the execution of this Agreement blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested. The Company will deliver to Grantee the Stock Certificate for the shares of Common Stock that become vested upon vesting of such shares.

          (b) Restriction on Transfer of Unvested Shares. Grantee shall not sell, transfer, assign, grant a lien or security interest in, pledge, hypothecate as collateral for a loan or as security for the performance of any obligation or for any other purpose, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.
     9. Adjustments. This Award is subject to the adjustment provisions set forth in the Plan.
     10. Restrictive Legends and Stop-Transfer Orders.
          (a) Legends. Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:
          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
          (b) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.
     11. Restrictive Covenants.
          (a) Confidentiality. In consideration of the Award, Grantee agrees to keep confidential all information of a proprietary or confidential nature belonging to the Company or any of its Affiliates, including but not limited to, business plans, files, records, data, documents, plans, research, development, policies, customer or client lists, price lists, the name and address of suppliers, customers or representatives, or any other matters of any kind or description, relating to the products, devices, suppliers, customers, clientele, sales or business of the Company or any of its Affiliates (i)  obtained by Grantee during Continuous Service and (ii)  not otherwise public knowledge (other than by reason of an unauthorized act by Grantee). After termination of Continuous Service, Grantee shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          (b) Non-solicitation and Non-competition. In consideration of the Award, Grantee agrees not to (i) directly or indirectly, solicit or recruit any individual employed by the Company or its Affiliates for the purpose of being employed directly or indirectly by Grantee or by any competitor of the Company on whose behalf Grantee is acting as an agent, representative or employee, or convey any confidential information or trade secrets regarding other employees of the Company or its Affiliates to any other person during Continuous Service and for a period of eighteen (18) months thereafter; or (ii) directly or indirectly, influence or attempt to influence customers of the Company or any of its Affiliates to direct their business to any competitor of the Company during Continuous Service and for a period of eighteen (18) months thereafter; or (iii) compete with the Company in the recreational vehicle business or the bus business while Grantee is in Continuous Service and for a period of eighteen (18) months thereafter.
     12. Modification. Except as specifically provided in the Plan, the Agreement may not be modified except in writing signed by both parties.
     13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.
     14. Entire Agreement. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan, the Certificate, and this Agreement, the Plan shall govern and control. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
     15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business days after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.
     16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

EXHIBIT A
THOR INDUSTRIES, INC. 2006 EQUITY INCENTIVE PLAN

EXHIBIT B
STOCK POWER
(To be left blank except for signature)
For value received, the undersigned does hereby sell, assign and transfer unto Thor Industries, Inc. ___shares of Common Stock of Thor Industries, Inc. represented by
(#)
certificate number
standing in the name of the undersigned.
The undersigned does hereby irrevocably constitute and appoint attorney to transfer the foregoing on the books of the within named company, with full power of substitution in the premises.
This stock power may only be used in accordance with the Restricted Stock Agreement by and between Thor Industries, Inc. and the undersigned dated as of [                                        ], and any amendments thereto.

Dated:

Signature:

Signature must correspond EXACTLY to the name shown in the certificate.

EXHIBIT C
Section 83(b) Election Form
Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE GRANT DATE. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within ten (10) days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

THOR INDUSTRIES, INC. 2006 EQUITY INCENTIVE PLAN

Election to Include Value of Restricted Stock in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)

     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.
     1. My General Information:

Name:

Address:

S.S.N.
or T.I.N.:

2. Description of the property with respect to which I am making this election:
                                           shares of Restricted Stock of Thor Industries, Inc.
3.	The shares of Restricted Stock were transferred to me on , 20 . This election relates to the 20___calendar taxable year.
4.	The shares of Restricted Stock are subject to the following restrictions:
The shares of Restricted Stock are forfeitable until they are vested in accordance with Section 7.1 of the Thor Industries, Inc. 2006 Equity Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (the “Award Agreement”) entered into between me and Thor Industries, Inc. on                                                              , 20                     . The shares of Restricted Stock are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.
5.	Fair market value:
The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the shares of Restricted Stock with respect to which I am making this election is $                     per share.
6.	Amount paid for Restricted Stock:
The amount I paid for the Restricted Stock is $                     per share.

7.	Furnishing statement to the transferor:
I serve as a director on the board of directors of the transferor, Thor Industries, Inc., and a copy of this statement has been furnished to the transferor.
8.	Award Agreement or Plan not affected:
Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.
     Dated:                                                               , 200                    .